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EXHIBIT 99.1

[ISLAND PACIFIC LOGO]                        FOR IMMEDIATE RELEASE
                                             ---------------------


MEDIA RELATIONS CONTACT:                            INVESTOR RELATIONS CONTACT:

DANNY ZEIBERT                                       TRICIA SKODA
ISLAND PACIFIC, INC.                                ISLAND PACIFIC, INC.
+1.916.605.7200                                     +1.949.399.3816
Email:  media@islandpacific.com                     Email:  ir@islandpacific.com


       ISLAND PACIFIC ANNOUNCES ADJOURNMENT OF ANNUAL STOCKHOLDERS MEETING

                     UNTIL AUGUST 27, 2004 AT 1:00 P.M. PST

Irvine, California, USA - August 16, 2004 - Island Pacific, Inc. (AMEX: IPI) announced that in its Annual Stockholders Meeting held August 11, 2004, stockholders approved each of the proposals to be voted upon at the meeting, with the exception of the proposal to amend and restate the Company's Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 100,000,000 to 250,000,000.

The Company received affirmative votes for this proposal from approximately 40% of the shares eligible to vote. In order for the proposal to be approved, the Company must receive a majority of the shares entitled to vote. Of the shares that have voted, approximately 95% voted for the proposal. As such, all of the other proposals were approved and the Company adjourned the meeting on this proposal until August 27, 2004 at 1:00 p.m. Pacific Time to provide the Company additional time to secure sufficient votes to approve the increase.

ABOUT ISLAND PACIFIC

Island Pacific is a global leader in retail merchandising, store operations, CRM, and multi-channel software solutions. For more than 25 years, Island Pacific has developed a reputation for delivering high-quality, high-reliability software to the retail industry. Recently, the company has transformed itself into the low-cost, high-value provider of retail enterprise solutions by developing breakthrough technologies, and by partnering with leading consulting organizations to provide next-generation services. In addition, Island Pacific leverages its years of experience with emerging and established retailers to craft creative solutions tailored for each customer's needs.

As a result, Island Pacific is the definitive resource for scalable, flexible and affordable solutions for retailers around the world. Incorporating the recently acquired Retail Technologies International (RTI) and Page Digital, Island Pacific serves over 9,000 retail clients in more than 70 countries. Represented in more than 55,000 stores worldwide and available in 14 languages, the company's technology manages billions of transactions annually under the brand names of IPMS, IP synaro, OnePointe and Retail Pro, and is the thought leader in multi-channel retailing.

Founded in 1978, the company is headquartered in Irvine, California, and has offices in the United States and the United Kingdom, and is represented by business partners in over 30 countries. For more information, please visit www.islandpacific.com and www.retailpro.com.

                                    - more -

ISLAND PACIFIC
19800 MacArthur Blvd. Suite 1200 ~ Irvine, California 92612
t. 949.476.2212 ~ f. 949.476.0177

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[ISLAND PACIFIC LOGO]                                               PAGE 2 OF 2


Certain statements contained in this news release regarding matters that are not historical facts are forward-looking statements. These statements relate to future events or the Company's future performance. These statements are only predictions. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors listed in the Company's Form 10-K for the fiscal year ended March 31, 2004 and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission. IPI undertakes no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events.

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Editor's note: Contact Ron Both, Liolios Group, at 949/574-3860 for investor relations information.